Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sears Holdings Corporation, of our report dated August 8, 2003 relating to the financial statements and financial statement schedule of Kmart Holding Corporation, appearing in Kmart Holding Corporation's Annual Report on Form 10-K for the year ended January 28, 2006.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Detroit, Michigan

April 12, 2006